UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Section 8 - Other Events

Item 8.01 Other Events

On July 11, 2007, PPL Capital Funding, Inc. (“PPL Capital Funding”) and PPL Corporation (“PPL”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as the several underwriters named therein (the “Underwriters”), relating to the offering and sale by PPL Capital Funding of $100 million of 6.85% Senior Notes due 2047 (the “Notes”). The Notes are fully and unconditionally guaranteed as to payment of principal and interest under guarantees (the “Guarantees”) of PPL. The Notes were issued on July 16, 2007. The maturity date of the Notes is July 1, 2047, subject to early redemption, at par, at PPL Capital Funding’s option beginning July 1, 2012. A copy of the Underwriting Agreement is attached as Exhibit 1(a) to this report.

The Notes were issued under an indenture, dated as of November 1, 1997, among PPL Capital Funding, PPL and The Bank of New York (as successor to JPMorgan Chase Bank, N. A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Indenture”), as supplemented by Supplemental Indenture No. 7 thereto, dated as of July 1, 2007 (the “Supplemental Indenture”) and an Officers’ Certificate of PPL Capital Funding and PPL, dated July 16,  2007 (the “Officers’ Certificate”).  Copies of the Indenture, Supplemental Indenture and Officers’ Certificate are attached as Exhibits 4(a), 4(b) and 4(c), respectively.

PPL Capital Funding and PPL expect the net proceeds from the sale of the Notes to be loaned to PPL Energy Funding Corporation (“PPL Energy Funding”), a direct subsidiary of PPL, and then contributed to PPL Energy Funding’s direct subsidiary, PPL Energy Supply, LLC. PPL Energy Supply, LLC will use the funds for general corporate purposes, including capital expenditures relating to the installation of pollution control equipment. Pending such use, proceeds may be loaned to other subsidiaries of PPL for working capital purposes or invested in short-term investments.

The Notes and the Guarantees were offered and sold under PPL’s and PPL Capital Funding’s joint Registration Statement on Form S-3 on file with the Securities and Exchange Commission (Registration Nos. 333-132574 and 333-132574-02), as amended by Post-Effective Amendment No.1 thereto. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering.

Application has been made to list the Notes on the New York Stock Exchange (“NYSE”) and trading of the Notes is expected to begin on the NYSE within thirty days after the Notes’ initial issuance.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1(a)
Underwriting Agreement, dated July 11, 2007, among PPL Capital Funding, PPL Corporation and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as the several underwriters named therein.

4 (a)
Indenture, dated as of November 1, 1997, among PPL Capital Funding, PPL Corporation and The Bank of New York (as successor to JPMorgan Chase Bank, N. A. (formerly known as The Chase Manhattan Bank)), as Trustee (Exhibit  4.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated November 12, 1997).

4 (b)
Supplemental Indenture No. 7, dated as of July 1, 2007, among PPL Capital Funding, PPL Corporation and The Bank of New York (as successor to JPMorgan Chase Bank, N. A. (formerly known as The Chase Manhattan Bank)), as Trustee.

	4 (c)	Officers’ Certificate, dated July 16, 2007 pursuant to Section 301 of the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel
James E. Abel Vice President – Finance and Treasurer

Dated:                      July 16, 2007